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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 14, 1995
                                                  REGISTRATION NO. 33-

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                                 Amoco Corporation
               (Exact name of registrant as specified in its charter)

                       Indiana                            36-1812780
           (State or other jurisdiction of            (I.R.S. Employer
           incorporation or organization)             Identification No.)

                  200 East Randolph Drive, Chicago, Illinois 60601
               (Address of Principal Executive Offices)     (Zip Code)

                            AMOCO EMPLOYEE SAVINGS PLAN
                              (Full title of the Plan)

                         P. A. Brandin, Corporate Secretary
                                 Amoco Corporation
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                      (Name and address of agent for service)

                                  (312)-856-6111
           (Telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
       Title of                      maximum       maximum
    securities to                   offering      aggregate      Amount of
          be        Amount to be    price per      offering      registrati
    registered(1)   registered(2)   share(3)       price(3)      on fee(3)
    Common Stock,    20,000,000      $60.50     $1,210,000,000    $417,241
    without par        shares
    value . . . .

   (1) In  addition, pursuant  to Rule 416(c)  under the  Securities Act  of
   1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amoco Employee Savings Plan (the "Plan").

   (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

   (3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee  based  on  the  average  of  the  high  and  low  prices  for  Amoco
   Corporation common stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on March 9, 1995.

































                                       2.

                      Registration Statement on Form S-8
                                   under the
                            Securities Act of 1993
                                      of

                              Amoco Corporation

        The contents of Registration Statement Numbers 33-42950, 33-66170 and 33-52579 under the Securities Act of 1933 of Amoco Corporation are incorporated herein by reference.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 8 Exhibits.

        The undersigned Registrant hereby files the exhibits identified on the Exhibit Index included as part of this Registration Statement.

        The undersigned Registrant hereby undertakes to submit the Plan and, from time to time, any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to continue to qualify the Amoco Employee Savings Plan.



















                                       3.

                                  SIGNATURES

   THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 13, 1995.


                                                AMOCO CORPORATION
                                                  (Registrant)


                               By:              John L.  Carl

                                      John L. Carl, Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 13, 1995.


             Signature                             Title

        H. LAURANCE FULLER*      Chairman of the Board, President and
        H. Laurance Fuller        Director (Principal Executive Officer)


        JOHN L. CARL*            Executive Vice President and Chief
        John L. Carl              Financial Officer (Principal Financial
                                  Officer)


        J. R. REID*              Vice President and Controller (Principal
        J. R. Reid                Accounting Officer)

        L. D. THOMAS*            Vice Chairman and Director
        L. D. Thomas


        PATRICK J. EARLY*        Vice Chairman and Director
        Patrick J. Early


        DONALD R. BEALL*         Director
        Donald R. Beall


                                       4.

             Signature                             Title


        RUTH BLOCK*              Director
        Ruth Block


        JOHN H. BRYAN*           Director
        John H. Bryan

        ERROLL B. DAVIS, JR.*    Director
        Erroll B. Davis, Jr.


        RICHARD FERRIS*          Director
        Richard J. Ferris


        F. A. MALJERS*           Director
        F. A. Maljers


        ROBERT H. MALOTT*        Director
        Robert H. Malott


        W. E. MASSEY*            Director
        W. E. Massey


        MARTHA R. SEGER*         Director
        Martha R. Seger

        MICHAEL WILSON*          Director
        Michael Wilson


        RICHARD D. WOOD*         Director
        Richard D. Wood


    *By

           John L. Carl          Individually and as Attorney-in-Fact
           John L. Carl






                                       5.

  THE PLAN

        Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on March 13, 1995.


                                   AMOCO EMPLOYEE SAVINGS PLAN



                                   By:  State Street Bank and Trust Company,
                                        Trustee and Plan Administrator



                                   By:           James E. Murphy

                                   Title:        Vice President


























                                       6.
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                               INDEX TO EXHIBITS


   Exhibit                                                    Sequentially
   Number        Exhibit                                      Numbered Page

   5            Opinion of J. E. Klewin, including consent

   10(g)        Amoco Employee Savings Plan as Amended
                and Restated November, 1994

   23           Consent of Price Waterhouse

   24           Powers of Attorney


































                                       7.
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